UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

Xstelos Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-54646	22-3439443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Fifth Avenue, Suite 2260, New York, New York		10020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 729-4962

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 18, 2013, Xstelos Holdings, Inc. (the “Company”) announced that it will pay a cash dividend of $0.05 per share of Common Stock (the “Special Dividend”) for each share of Common Stock outstanding on December 30, 2013 to stockholders of record as of the close of business on December 30, 2013. In the event the Company’s proposed reverse/forward stock split is approved by the Company’s stockholders at the Company’s Special Meeting of Stockholders to be held on December 23, 2013, we anticipate that the reverse/forward stock split will be effected prior to the payment of the Special Dividend, and the Special Dividend will only be received by the Company’s stockholders remaining after giving effect to the reverse/forward stock split.  The Special Dividend will be the only dividend paid by the Company during 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

XSTELOS HOLDINGS, INC.

Dated: December 18, 2013	By:	/s/ Jonathan M. Couchman
		Name:	Jonathan M. Couchman
		Title:	President, Chief Executive Officer and Chief Financial Officer